TO       GENE DEFELICE            DATE    JANUARY 10, 2001


FROM     CARL LOMBARDI            COPY TO



SUBJECT  CHANGE OF CONTROL AGREEMENT


Gene,

This will serve to update your Change of Control Agreement dated July 24, 1998 to reflect your current responsibilities with the Company. You are currently responsible for the following and have held all of these worldwide executive responsibilities since on or before April 1, 2000:

    1 -  Legal affairs.

    2 -  Regulatory affairs and quality assurance.

    3 -  Corporate Secretary.

    4 -  The Medical Data business.

In your capacity, you report to me and have various professional, functional, and administrative staff that report to you to assist you in the discharge of your responsibilities. Please acknowledge your agreement to this update of the Agreement. All other terms and conditions shall remain unchanged.

Sincerely,



Carl Lombardi
Chairman and Chief Executive Officer


Acknowledged and agreed:



---------------------------
Eugene V. DeFelice